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[SYBRON DENTAL SPECIALTIES, INC. LOGO]

                                                                    NEWS RELEASE
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                                                        1717 West Collins Avenue
                                                                Orange, CA 92867
                                                                  (714) 516-7400


FOR IMMEDIATE RELEASE


CONTACT:  Gregory D. Waller
          Chief Financial Officer
          Phone: (714) 516-7439


                        SYBRON DENTAL SPECIALTIES, INC.
       ANNOUNCES PROPOSED $150 MILLION SENIOR SUBORDINATED NOTES OFFERING

ORANGE, CA (May 13, 2002): Sybron Dental Specialties, Inc. (NYSE: SYD) announced today a proposed offering of $150 million of senior subordinated notes due 2012. The notes will be offered and sold in a private offering only to qualified institutional investors and to persons outside of the United States. If the offering is completed, Sybron expects to use the net proceeds, together with the proceeds of a proposed new senior credit facility, to refinance its existing senior credit facility.


The Notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

SOURCE: Sybron Dental Specialties, Inc.